Exhibit 99.1

BancTrust Financial Group, Inc. Announces Modification of Loan Agreement and Delay in Filing Annual Report on Form 10-K

MOBILE, Ala.--(BUSINESS WIRE)--March 29, 2012--BancTrust Financial Group, Inc. (NASDAQ: BTFG) (the “Company” or “BancTrust”) today announced that it has entered into a Modification of Loan Documents with the Federal Deposit Insurance Corporation, as Receiver of Silverton Bank, National Association, as lender, that amends the Loan Agreement and related Promissory Note dated October 16, 2007, between the Company and The Bankers Bank, N.A. (whose name changed to Silverton Bank, National Association), which were previously modified on October 28, 2009, November 10, 2010, April 18, 2011, and January 5, 2012. The loan being modified is secured by all of the outstanding common stock of BankTrust, the Company’s wholly owned banking subsidiary, and currently has an outstanding principal balance of $20 million.

The modification relieves the Company from having to make any principal payments under the note prior to maturity, which is April 16, 2013, or such earlier date as the Company completes a transaction of the type requiring the lender’s consent pursuant to Section 5.04 of the Loan Agreement, such as a merger, consolidation, sale of substantially all of the Company’s assets or a similar transaction. This modification also increases the interest rate on the loan from one-month LIBOR plus 5% to one-month LIBOR plus 7%; however, it fixes the amount of quarterly interest payments that the Company is required to make until maturity of the loan at $270,000 each. Accrued but unpaid interest, which will include the difference between quarterly interest accruals and the fixed quarterly payments, together with a fee of $200,000, is to be paid to the lender upon maturity of the note. The modification also requires the Company to establish an escrow account with the lender in the amount of $1,080,000 to fund the first four quarterly payments following the execution and delivery of the Modification of Loan Documents.

The Company also today announced its intention to file a Form 12b-25 notification of late filing with the Securities and Exchange Commission with respect to its Annual Report on Form 10-K for the year ended December 31, 2011, which is due March 30, 2012. The reason for the delay in filing the Form 10-K is that, as announced in a press release issued by the Company on March 21, 2012, management of the Company has recently concluded, in consultation with its registered independent public accounting firm and with the concurrence of the Audit Committee of the Company’s Board of Directors, that certain asset quality indicators and the expected liquidation horizon of nonperforming assets warrant an increase in its provision for loan losses and a decrease in the carrying value of certain other real estate owned, and that these matters should be included in the results of operations for the fourth quarter of 2011. The Company has also elected to expense, in the quarter ended December 31, 2011, certain previously deferred costs associated with a planned capital raise. The 2011 adjustments require the Company to establish a valuation allowance for its net deferred tax asset.

Additional time is required by the Company and its registered public accounting firm to finalize the effects of the recently identified changes to its 2011 financial statements, to accomplish the loan modification described above, to appropriately incorporate these matters into its 2011 Form 10-K and to perform the necessary audit work, and, as a result, the Company will be unable to file its Form 10-K until after the due date. The Company currently intends and expects to file its Form 10-K on or before the extended deadline set forth in Rule 12b-25 of April 16, 2012.

About BancTrust Financial Group, Inc.

BancTrust Financial Group, Inc. is a registered bank holding company headquartered in Mobile, Alabama. The Company provides an array of traditional financial services through 41 bank offices in the southern two thirds of Alabama and nine bank offices in northwest Florida. BancTrust’s common stock is listed on the NASDAQ Global Select Market under the symbol BTFG. Additional information concerning BancTrust can be accessed at www.banktrustonline.com by following the link to investor relations.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning and subject to the protection of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can be identified by the use of words such as “expect,” “may,” “could,” “intend,” “project,” “hope,” “schedule,” “outlook,” “estimate,” “anticipate,” “should,” “will,” “plan,” “believe,” “continue,” “predict,” “contemplate” and similar expressions. Our ability to accurately project results or predict the future effects of our plans and strategies is inherently limited. Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward looking statements. Our forward-looking statements are based on information presently available to management and are subject to various risks and uncertainties, in addition to the inherent uncertainty of predictions, including, without limitation, risks described below. Statements as to the anticipated amount and effect of accounting entries related to the matters described in this press release, which cannot be known until the final determination is made, are forward-looking. The risks which may render our forward-looking statements inconsistent with our actual results and performance, include, without limitation, risks that the Company’s current estimates may be inaccurate; that the Company or its independent registered public accounting firm may determine that a different accounting treatment than that presently contemplated is proper or more appropriate; that competitive pressures among depository and other financial institutions may increase significantly; changes in the interest rate environment may reduce margins; general economic conditions may be less favorable than expected, resulting in, among other things, a further deterioration in credit quality and/or a reduction in demand for credit; legislative or regulatory changes, including changes in accounting standards and changes resulting from the Emergency Economic Stabilization Act of 2008, American Recovery and Reinvestment Act of 2009, Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and programs enacted by the U.S. Treasury and BancTrust’s regulators to address capital and liquidity concerns in the financial system, may adversely affect the business in which BancTrust is engaged; BancTrust may be unable to obtain required shareholder or regulatory approval or financing for any proposed acquisition or other strategic or capital raising transactions; costs or difficulties related to the integration of BancTrust’s businesses may be greater than expected; deposit attrition, customer loss or revenue loss following acquisitions may be greater than expected; competitors may have greater financial resources and develop products that enable these competitors to compete more successfully than BancTrust can compete; and the other risks described in BancTrust’s SEC reports and filings under “Cautionary Note Concerning Forward-Looking Statements” and “Risk Factors.” You should not place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made. BancTrust has no obligation and does not undertake to publicly update, revise or correct any of its forward-looking statements after the date of this press release, or after the respective dates on which such statements otherwise are made, whether as a result of new information, future events or otherwise.

CONTACT:
BancTrust Financial Group, Inc.
F. Michael Johnson, 251-431-7813
Chief Financial Officer